[EXHIBIT 99.1]

                             INDEX
                                                             Page
                                                            Number
-------------------------------------------------------------------





REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.................................................2

CONSOLIDATED BALANCE SHEET......................................3

CONSOLIDATED STATEMENT OF OPERATIONS............................4

CONSOLIDATED STATEMENT OF CASH FLOWS............................5

CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT.................6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS......................7

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Six Diamond Resorts International, SA
(a Development Stage Company)
Houston, Texas

We have audited the accompanying consolidated balance sheet of Six Diamond Resorts International, SA ("the Company") (a Development Stage Company) as of June 30, 2007 and the related consolidated statements of expenses, cash flow and changes in stockholders' deficit for the period from March 14, 2007 (Inception) through June 30, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2007, and the results of its operations and its cash flows for the period described, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered losses from operations and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty

/s/ Malone & Bailey, PC
------------------------
Malone & Bailey, PC
www.malone-bailey.com
---------------------
Houston, Texas

October 5, 2007

                Six Diamond Resorts International
                 (A Development Stage Company)
                  Consolidated Balance Sheet

                                                                 June 30,
                                                                   2007
                                                                -----------

            ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                    $   396,778
   Deferred Financing costs, net of amortization of $17,735         177,352
   Advances and other Assets                                         45,423
                                                                -----------
          Total Current Assets                                  $   619,553
                                                                -----------
LONG TERM ASSETS
   Preacquisition Costs                                         $   259,929
   Property, Plant, & Equipment, net of depreciation of $2,387       33,413
                                                                -----------
         Total Long Term Assets                                 $   293,342

       TOTAL ASSETS                                             $   912,895
                                                                ===========
CURRENT LIABILITIES
   Payables to Related Party                                    $   466,288
   Accounts Payable                                                 139,371
   Bridge Loan                                                    1,950,000
   Accrued interest Payable                                          29,593
            Total Current Liabilities                           $ 2,585,252
                                                                -----------

Commitments and Contingencies                                          --
                                                                -----------
SHAREHOLDERS' DEFICIT

   Common, $.0001 par value; 50,000,000 shares authorized;
     9,742,000 shares issued and outstanding at June 30, 2007   $       974
   Additional paid in capital                                           878
   Deficit accumulated during development stage                  (1,674,209)
                                                                -----------
            Total shareholders' deficit                          (1,672,357)
                                                                -----------
            Total liabilities and shareholders' deficit         $   912,895
                                                                ===========
  See accompanying notes to consolidated financial statements.

                Six Diamond Resorts International
                  (A Development Stage Company)
              Consolidated Statement of Operations






                                                        Cumulative During
                                                        Development Stage
                                                       (March 14 - June 30,
                                                              2007)
                                                        ------------------
Revenues                                                   $      --
                                                           -----------
Expenses
   Formation, General and Administrative Expenses          $ 1,628,560
   Depreciation                                                  2,387
                                                           -----------
            Total operating expenses                       $ 1,630,947
                                                           -----------

            Operating loss                                 $(1,630,947)
                                                           -----------
   Other Income (Expense)
       Interest Expense                                    $   (47,328)
       Interest Income                                           4,066
                                                           -----------
    Total Other Income                                     $   (43,262)
                                                           -----------

             Net loss                                      $(1,674,209)
                                                           ===========

  See accompanying notes to consolidated financial statements.

                Six Diamond Resorts International
                  (A Development Stage Company)
              Consolidated Statements of Cash Flows

                                                         Cumulative During
                                                         Development Stage
                                                        (March 14, 2007 to
                                                          June 30, 2007)
                                                          -------------
Cash flows from operating activities
  Net loss                                                 $(1,674,209)
  Adjustments to reconcile net loss to cash used in
      operating activities:
      Depreciation & Amortization
      Amortization of Deferred Financing costs                   2,387
      Changes in operating assets and liabilities               17,736

              Payables to Related Parties                      466,288
              Accounts Payable                                 139,371
               Interest Payable                                 29,593
               Other Assets                                    (44,546)
                                                           -----------
Net cash used in operating activities                      $(1,063,380)
                                                           -----------
Cash flows from investing activities
   Investment in PP&E                                      $   (35,800)
   Preacquisition Costs                                       (259,929)
                                                           -----------
Net cash used in investing activities                      $  (295,729)
                                                           -----------
Cash flows from financing activities
  Proceeds from the issuance of bridge notes               $ 1,950,000
  Debt issuance costs                                         (195,088)
  Proceeds from issuance of common shares                          975
                                                           -----------
Net cash provided by financing activities                  $ 1,755,887
                                                           -----------
Net increase(decrease) in cash                             $   396,778
                                                           -----------
Cash at beginning of the period                                  --
                                                           -----------
Cash at end of the period                                  $   396,778
                                                           ===========

  See accompanying notes to consolidated financial statements.

                Six Diamond Resorts International
                  (A Development Stage Company)
         Consolidated Statement of Shareholders' Deficit

 For the period from March 14, 2007 (Date of Inception) to June 30, 2007

                                                                               Deficit
                                                                             Accumulated
                                                                 Additional   during the
                                             Common Stock          Paid In   Development
                                       Shares          Amount     Capital       Stage         Totals
                                     ----------      ----------  ----------  -----------   -----------
Founder shares issued at inception    8,767,000      $      877  $        -  $         -   $       877
Issuance of shares from Bridge Loan     975,000              97         878            -           975
Net loss                                      -               -           -   (1,674,209)   (1,674,209)

                                     ----------      ----------  ----------  -----------   -----------
Balance as of June 30, 2007           9,742,000      $      974  $      878  $(1,674,209)  $(1,672,357)
                                     ==========      ==========  ==========  ===========   ===========









   See accompanying notes to consolidated financial statements


                               F-6
<PAG>


                Six Diamond Resorts International
                  (A Development Stage Company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          June 30, 2007

NOTE 1 - Organization, Business and Operations

On March 14, 2007, Six Diamond Resorts International, S.A. was formed in the Republic of Panama with the objective to purchase and develop resort and retirement communities in Central America. The Company conducts a portion of its operations through three subsidiaries, Diamond Properties, SA, a Panamanian Company, Diamond Design and Construction, a Panamanian Company, and SDRI, LLC, Delaware Limited Liability Company (collectively the "Company") At June 30, 2007, the Company had begun the beginning phases of development planning, but had not yet commenced sales or construction on its properties. The Company selected December 31 as its fiscal year-end.

NOTE 2 - Summary of Significant Accounting Policies

Basis of Presentation

These consolidated financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America, whereby revenues are recognized in the period earned and expenses when incurred. The Company also follows Statement of Financial
Accounting Standards ("SFAS") No. 7, "Accounting and Reporting for Development Stage Enterprises" in preparing its financial statements.

Principals of Consolidation

The consolidated financial statements include the accounts of the
Company   and   all   of   its  majority-owned   and   controlled
subsidiaries.

Revenue Recognition

Revenues from real estate sales, including sales of residential homes (including detached single-family and attached townhomes) and home sites, land, and commercial buildings, will be recognized upon closing of sales contracts in accordance with Statement of Financial Accounting Standards No. 66, Accounting for Sales of Real Estate ("SFAS 66"). A portion of real estate inventory and estimates for costs to complete will be allocated to each housing unit based on the relative sales value of each unit as compared to the sales value of the total project. Revenues for multi-family residences under construction will be recognized, in accordance with SFAS 66, using the percentage-of-completion method of accounting when (1) construction is beyond a preliminary stage, (2) the buyer has made sufficient deposit and is committed to the extent of being unable to require a refund except for nondelivery of the unit, (3) sufficient units have already been sold to assure that the entire property will not revert to rental property, (4) sales price is collectible, and
(5) aggregate sales proceeds and costs can be reasonably estimated. Revenue is recognized in proportion to the percentage of total costs incurred in relation to estimated total costs. Any amounts due under sales contracts, to the extent recognized as revenue are recorded as contracts receivable. The Company reviews the collectability of contracts receivable and, in the event of cancellation or default, adjusts the percentage-of-completion calculation accordingly.

Statement of Cash Flows

For  purposes  of  the statement of cash flows, we  consider  all
highly   liquid  investments  (i.e.,  investments   which,   when
purchased, have original maturities of three months or less) to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

SDRI is subject to Panamanian Income Taxes, based upon taxable net income, at a rate of 30%, with special discounts and exemptions available for the development of real estate.

SDI  uses  the  liability method, where deferred tax  assets  and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. From March 14, 2007 (inception) through June 30, 2007, SDI has incurred net losses for Panamanian tax purposes and, therefore, has no tax liability. The net deferred tax asset generated by this loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $1,674,209 at June 30, 2007.

At June 30, 2007, deferred tax assets consisted of the following:


Deferred tax assets
  Net operating losses       $   502,262
  Less: valuation allowance     (502,262)
                             -----------
Net deferred tax assets      $         -
                             -----------

The net operating loss can be employed over 5 years at a rate of 20% per year, but only to offset 50% of taxable income. The net operating loss will begin to expire in 2009.

Property and Equipment

Property and equipment is recorded at cost. The cost and related accumulated depreciation of assets sold, retired or otherwise disposed of are removed from the respective accounts, and any resulting gains or losses are included in the results of operations. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which is currently five years. Repairs and maintenance costs are expensed as incurred.

Preacquisition Costs

Preacquisition costs are costs related to a property that are incurred before the enterprise acquires, or obtains an option to acquire, the property. These costs are capitalized if they are identifiable with a specific property, would be capitalized if the property were already acquired and acquisition of the property or of an option to acquire the property is probable. In the event the property is not acquired or acquisition is determined to not be probable, these costs are expensed. When the property is acquired, these costs will be reclassified and included as part of the cost of the property.

Fair Value of Financial Instruments

Our financial instruments consist of a receivable from a related party. We believe the fair values of our receivable approximate its respective carrying amount.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

Concentration of Credit Risk - Cash and cash equivalents are the primary financial instruments that subject the Company to concentrations of credit risk. The Company maintains its cash deposits with major financial institutions selected based upon management's assessment of the financial stability. Balances periodically exceed the $100,000 federal depository insurance limit; however, the Company has not experienced any losses on deposits.

NOTE 3 - Going Concern

The Company has incurred losses since inception of $1,674,209 and has a working capital deficit as of June 30, 2007 of $1,965,699. The Company has no revenues for the period from inception through June 30, 2007, and does not expect to realize revenues until the beginning of sales from properties in its first development. There can be no assurance that the Company will ever realize sales from the planned developments; achieve or sustain profitability or positive cash flows from its operations, reduce expenses or sell ordinary shares. To date, the Company has funded its formation activities primarily through the issuance of its bridge notes (see Note 7). These factors raise substantial doubt about the Company's ability to continue as a going concern. Subsequent to the balance sheet date, the Company has entered into an agreement with Six Diamond Resorts International, a Cayman based Company that has to date raised approximately $4.7 million in equity financing.

NOTE 4 - Related Party Transactions

The Company utilized Hawthorne Architects ("Hawthorne") for master planning in anticipation of the development of certain of its properties or properties to be included in a Joint Venture (See Note 5.) Hawthorne is wholly owned by one of the members of the Company's Management Team. From inception through June 30, 2007, the Company was charged $253,236 for such services. As of June 30, 2007, the Company had an outstanding payable to Hawthorne Architects of $41,472.

The Company incurred legal and consulting fees from Martinez Law Firm ("Martinez") in Panama. Francisco Castillo, a member of the Martinez Law Firm, was also a director of the Company as of June 30, 2007. From Inception through June 30, 2007, the Company incurred charges of $807,849, relating primarily to legal fees and administrative costs that were paid by Martinez on behalf of the Company. As of June 30, 2007, the Company had an outstanding payable to Martinez of $367,849.

The Company shares office space and other resources with Benchmark Equity Group ("Benchmark"). Benchmark is wholly owned by the Company's Executive Chairman. As of June 30, 2007, the Company incurred charges payable to Benchmark of $48,893 related to the provision of services and the payment of certain fees by Benchmark on behalf of the Company. As of June 30, 2007, the Company had an outstanding payable to Benchmark of $48,893.

The Company utilized a Placement Agent for its Bridge Financing (See Note 7.). A control person for the Placement Agent is also a significant shareholder in the Company. At the completion of the bridge financing, the Company paid the Placement Agent fees of $195,087.

NOTE 5 - Joint Venture Agreement

     Certain properties to be developed by the Company will be performed through a joint venture with Landbridge Holdings ("Landbridge"). Landbridge is owned jointly by a control person of the Company's Placement Agent, who is more than a 10% owner in the Company, and Frank DeLape, who is a more than 10% owner in the Company and serves as Executive Chairman. The Joint Venture is governed by the JV Agreement. Landbridge and the Company each own fifty (50%) percent of the Joint Venture. Unless earlier terminated (or extended for a reasonable period to complete projects not then completed), the Joint Venture will terminate on December 31, 2012.

     Pursuant to the terms of the JV Agreement, for each project (a "Project," and collectively, the "Projects") that the Joint
     -------                          --------
Venture agrees to acquire and develop, generally, Landbridge will contribute the property to the Joint Venture and the Company will develop the applicable property in accordance with a proposed Business Plan (as defined below) for that particular property, including, but not limited to, funding and providing all architecture and design work, construction management, marketing and sales plans and any other work, papers, documents and other materials necessary for the development of the property. In addition, the Company will be responsible for obtaining the necessary funding to finance the development of the particular Project on the terms set forth in such Project's Business Plan.

     For each Project covered by the JV Agreement, the Company and Landbridge will assemble a business plan (a "Business Plan")
                                                  -------------
covering, among other items, the development, terms, projected costs, expenses, profit and loss allocation and setting critical target dates for completion of milestones for each such Project (the "Critical Targets"). The Joint Venture's Board of Directors (the "JV Board") shall prepare and submit to the parties a budget
      --------
for each Project which will be included in each Business Plan. To date, no Business Plan has been assembled for any Project.

     The Projects currently included in the JV Agreement include Phase I and Phase II of Palacio del Mar and the Proposed Marina. Although such Projects are currently contemplated to be acquired and developed by the JV Agreement, no assurances can be given that the Company will elect to and/or have the available resources to, develop one or more Projects and/or that Landbridge will contribute one or more of such properties to the Joint Venture for any such Projects. Phase I and Phase II of Playa, another Project, are also included, but will not be acquired and/or development commenced until the property is prepared for development, if ever.

Return of Landbridge Property Contributions

     Generally, pursuant to the JV Agreement, for each Project undertaken by the Joint Venture, Landbridge will be entitled to receive the fair market value (FMV) of the property it contributes for a Project. The FMV for a property will be determined by three (3) independent appraisers, of which one (1) is appointed by each of Landbridge and the Company, respectively, and the third is appointed by mutual agreement of the Landbridge and the Company appointed appraisers. If the Landbridge and the Company appraisers cannot find or agree on a third appraiser, the Landbridge and the Company appointed appraisers shall determine the FMV of such property. The FMV of a property is determined by the average of the high and low of all appraisals submitted. If, however, one or more of such appraisals is thirty (30%) greater or lesser than the average of all the appraisals submitted for such property, then the FMV is determined by a majority vote of the JV Board.

     After determination of the FMV for a particular property then, pursuant to the JV Agreement, the Joint Venture shall pay to Landbridge fifty (50%) percent of the Profits (as defined in the JV Agreement) from each sale of a particular condominium, land lots, villa and/or house, until Landbridge receives aggregate payments equal to the determined FMV of the property contributed to the Joint Venture for the particular Project. Such payments shall be aggregated and due and payable from the Joint Venture to Landbridge and paid quarterly. In the event the Company is able to secure project financing of no less than $10 million for a particular Project, then the Joint Venture shall pay to Landbridge fifty (50%) percent of the FMV of the particular property contributed to the Joint Venture by Landbridge from such project financing proceeds, but in no event shall the aggregate payments from a project financing and sales of condominium units, land lots, villas or houses exceed the FMV of a particular property.

Distribution of Profits

     Following Landbridge receiving aggregate payments equal to the FMV of the particular property it contributed to the Joint
Venture, pursuant to the JV Agreement all funds of the Joint Venture available for distribution relating to such particular Project shall thereafter be distributed, first to the Company, until the Company receives repayment of all funds contributed to the Joint Venture relating to such Project (including, but not limited to, loans, services, technical information, documents, studies and related items), then to Landbridge and the Company in accordance with their respective ownership interest in the Joint Venture, which initially is fifty (50%) percent each.

Other Provisions

     It is currently contemplated that the Company shall also receive for each Project undertaken by the Joint Venture, a fee equal to (i) two (2%) percent of the aggregate construction costs paid to develop each Project; (ii) four (4%) percent of the aggregate architectural costs paid to develop each Project; and
(iii) six (6%) of the aggregate retail sales price of condominiums, houses, villas, land lots and related items for each Project if such sales are made through the Company's contemplated property sales division. It is currently contemplated that all such fees shall be paid as and when interim architectural and construction payments are made to the provider of such services by the Joint Venture and when the Joint Venture receives payments for sales of properties arranged by the Company. Such arrangements will be documented pursuant to written agreements between the Joint Venture and the Company to be prepared and entered into at a future date. The terms and provisions of each such proposed agreement may change and/or may include additional provisions, including for compensation and indemnification, then that set forth above.

NOTE 6 - Accounts Payable

As of June 30, 2007, the Company had accounts payable of $139,371. These payables primarily relate to marketing, legal, travel and professional expenses that have been incurred for projects that are anticipated to be developed by the Company, as well as for the development of a marketing campaign to be launched by the Company upon the opening of its development properties

NOTE 7 - Bridge Notes

As of June 30, 2007, the Company had $1,950,000 in Bridge Notes ("Notes") outstanding resulting from a bridge financing that occurred from April 10 through May 25, 2007. The Notes were sold to accredited investors for an aggregate of 39 units for an aggregate purchase price of $1,950,975. Each bridge unit was sold at a purchase price of $50,025 and consisted of (i) a 10%, $50,000 aggregate principal amount promissory note which will mature and be repaid upon the closing of an equity fundraise of no less that $3,500,000, and (ii) 25,000 shares of common stock of the Company, resulting in the sale by the Company of, in the aggregate (i) $1,950,000 principal amount of Notes, and (ii) 975,000 Shares. The Company believes, due to its limited operating history, that the par value of the common stock approximated its market value at the time the bridge financing was completed.

NOTE 8 - Common shares

The Company was formed on March 14, 2007 and has issued 8,767,000 shares of common stock to the founders of the Company. At various times between April 10, 2007 and May 25, 2007, the Company issued 975,000 shares of Common Stock in relation to the bridge financing discussed in Note 7 above.

NOTE 9 - Commitments and Contingencies

The Company may become subject to various claims and litigation. The Company vigorously defends its legal position when these matters arise. The Company is not a party to, nor the subject of, any material pending legal proceeding nor to the knowledge of the Company, are any such legal proceedings threatened against the Company.

NOTE 10 - Subsequent Events

On August 15, 2007, the Company began efforts to raise capital through the offering of convertible preferred stock to accredited investors that would close simultaneously with the exchange of shares with a publicly held company.

In August, 2007, the Company entered into a series of contracts to purchase approximately 575 acres of property in Panama near a town called Brenon. The Company paid approximately $250,000 down on the contracts with a total purchase price of $1,725,000. In September, 2007 the Company paid an additional $250,000 towards these parcels of land.

In August, 2007, the Company entered into a series of note agreements with two shareholders of the Company for a total of $262,000 payable upon the closing of the anticipated capital raise. The notes bear interest at 10% per year.

On August 22, 2007, the Company entered into a separate series of notes with shareholders of the Company for a total of $398,000 payable on demand no earlier than one month from the issuance date of the note. These notes bear interest at 10% per year.

On September 10, 2007, the Company entered into an additional series of notes with shareholders of the Company for a total of $250,000 payable on demand no earlier than one month from the issuance date of the note. These notes bear interest at 14% per year.

On October 3, 2007, Six Diamond Resorts International, a corporation organized under the laws of the Cayman Islands ("SDRI Cayman"), completed the acquisition of the Company in a share exchange transaction (the "Exchange") pursuant to a Share Exchange Agreement (the "Exchange Agreement"), by and among SDRI Cayman, the Company and each of the holders of the outstanding securities of the Company (the "Company Shareholders"). Effective at the closing of the Exchange (i) the Company became a wholly-owned subsidiary of SDRI Cayman and (ii) the Company Shareholders became SDRI Cayman shareholders.

Pursuant to the Exchange Agreement, each share of the Company's capital stock was exchanged for ordinary shares of SDRI Cayman ("SDRI Cayman Ordinary Shares"), $0.00320375 par value per share (for an aggregate of 9,742,000 SDRI Cayman Ordinary Shares). The SDRI Cayman Ordinary Shares issued in the Exchange were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") provided under
Section 4(2) of the Act and Rule 506 promulgated thereunder.








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